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Exhibit 8(f)(1)

Amendment No. 3 to Participation Agreement (AIM Equity)

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AMENDMENT NO. 3

To

PARTICIPATION AGREEMENT

Among

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

And

INVESCO DISTRIBUTORS, INC.

The Participation Agreement (together with any amendments, the “Agreement”), dated October 11, 2002, by and among Transamerica Advisors Life Insurance Company, formerly known as Merrill Lynch Life Insurance Company (the “Company”), an Arkansas life insurance company, on its own behalf and on behalf of the segregated asset accounts of the Company as set forth on Schedule A hereto, as may be revised from time to time, (hereinafter referred to individually and collectively as the “Account”), and Invesco Distributors, Inc. (the “Underwriter”), a Delaware corporation, is hereby amended as follows:

WHEREAS, the parties executed an amendment No.1 to the Agreement, effective as of January 1, 2006, to remove AIM Equity Funds (Invesco Equity Funds) as a party to the Agreement;

WHEREAS, the parties executed an amendment No. 2 to the Agreement, effective March 1, 2012, to add a section to the Agreement with respect to confidential information, in compliance with Massachusetts privacy laws;

WHEREAS, the parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	A new paragraph, numbered consecutively, is added to Article II. Representations and Warranties, as follows:

2.8 The Fund and Fund Manager each agree to promptly notify the Company when any underlying fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying fund. Until such notification is provided to the Company, the Fund represents and warrants that it is not a CPO, and Fund Manager represents and warrants it is not required to register as a CPO with respect to any underlying fund. The Fund and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

2.	A new article, numbered consecutively, is added to the Agreement as follows:

ARTICLE XIII. Summary Prospectus

13.1 Should the Fund and the Company desire to distribute the prospectuses of the funds within the Fund pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

(a) For purposes of this Section, the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

(b) The Fund shall provide, or cause to provide, the Company with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.

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If the Fund makes any changes to the Summary Prospectus byway of a filing pursuant to Rule 497 under the Securities Act of 1933, unless the Parties agree otherwise, THE FUND shall, instead of providing the Company with a revised Summary Prospectus, provide the Company with a supplement setting forth the changes in the Rule 497 filing.

(c) The Fund and/or Underwriter shall be responsible for compliance with Rule 498(e).

(d) The Fund and Underwriter each represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series. The Fund further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

(e) The Fund and Underwriter each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the webpage used for hosting Summary Prospectuses (“Landing Page”) and that such Landing Page will host the current the Fund and series’ documents required to be posted incompliance with Rule 498. The Fund shall immediately notify the Company of any interruptions in availability of this Landing Page that last more than 24 hours. Such Landing Page will contain the investment options available under the Agreement.

(f) The Fund and Underwriter represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Trust documents made directly to the Fund. The Fund and Underwriter further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

(g) The Company represents and warrants that it will respond to requests for additional fund documents made by contract owners directly to the Company or one of its affiliates.

(h) The Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

(i) If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and Underwriter will provide the Company with at least 90 days advance notice of its intent.

(j) The Parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give Underwriter and the Fund reasonable notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

(k) The Parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Article XIII., as applicable.

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3. The existing fifth “WHEREAS” clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, to set aside an invest in assets attributable to variable annuity contracts as set forth in Schedule A hereto, as it may be revised from time to time, with notice to all parties (the “Contracts”).

4. The existing ninth “WHEREAS” clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (and classes thereof) as described on Schedule A hereto, as may be revised from time to time by mutual consent of the Parties (the “Designated Portfolios”), on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at the net asset value.

5. The parties agree to combine existing Schedule A and Schedule B into a single schedule, hereby referenced as Schedule A, which may be revised from time to time upon 30 days’ advance notice to all parties. Schedule A and Schedule B of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule A. Schedule C to the Agreement is renamed Schedule B. All references to Schedule B in the Agreement are hereafter a reference to (new) Schedule A. All references to Schedule C in the Agreement are hereafter a reference to (new) Schedule B.

6. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

INVESCO DISTRIBUTORS, INC.	TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

By:	By:	/s/ Arthur D. Woods
Name:	Name:	Arthur D. Woods
Title:	Title:	Vice President
Date:	Date:

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SCHEDULE A

Revised May 1, 2013

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL AIM EQUITY FUNDS (INVESCO EQUITY FUNDS) - CLASS A SHARES

ALL AIM SECTOR FUNDS (INVESCO SECTOR FUNDS) - CLASS A SHARES

ALL AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST) - CLASS A SHARES

ACCOUNTS UTILIZING THE FUNDS

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS

ALL CONTRACTS FUNDED BY THE ACCOUNTS